Exhibit (a)(1)(A)

OFFER TO EXCHANGE

CERTAIN OUTSTANDING STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

FOR REPLACEMENT AWARDS

JULY 13, 2009

This exchange offer and your withdrawal rights will expire at

5:00 p.m., U.S. Eastern Time, on August 18, 2009, unless extended (the “Expiration Date”).

Genworth Financial, Inc., a Delaware corporation (referred to in this offering memorandum as “Genworth,” “we,” “us,” or “our”) is offering to certain employees, excluding our named executive officers and members of our Board of Directors, the opportunity to exchange certain outstanding stock options and stock appreciation rights (“SARs”), awarded by Genworth in the past under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended (referred to in this offering memorandum as the “Omnibus Plan”), for a reduced number of stock options and SARs having an exercise (or base) price equal to the closing price of our common stock, as reported on the New York Stock Exchange, on the date of grant. The Replacement Awards (as defined below) will be issued under the Omnibus Plan, and will vest in three or four annual installments.

We have issued stock options and SARs under the Omnibus Plan as a means of attracting, motivating and retaining qualified employees upon whose efforts the success of our business largely depends. However, many of our employees hold stock options and SARs with exercise (or base) prices that are significantly higher than the current market price of our common stock. We believe these stock options and SARs no longer provide effective performance or retention incentives. By making this exchange offer, we intend to provide meaningful incentives to our employees to increase stockholder value as was intended when the original stock options and SARs were granted.

If you participate in this exchange offer, the number of Replacement Awards you will receive in exchange for your Eligible Options and SARs (as defined below) surrendered will be determined by dividing the number of your Eligible Options and SARs by three and rounding down to the nearest whole number. We intend to grant Replacement Awards on August 19, 2009, the day following the Expiration Date.

This exchange offer is not conditioned upon a minimum number of Eligible Options and SARs being submitted for exchange or a minimum number of employees participating. If you elect to participate in this exchange offer, you must surrender all outstanding stock options and SARs from one or more grants of Eligible Options and SARs. If you choose not to participate, your stock options and SARs will remain outstanding and will not be affected by this exchange offer.

Our common stock is traded on the New York Stock Exchange under the symbol “GNW.” On July 9, 2009, the closing price of our common stock, as reported on the New York Stock Exchange, was $5.63 per share. The current market price of our common stock, however, is not necessarily indicative of future stock prices and we cannot predict what the closing price of our common stock will be on the new grant date.

Eligible Employees

Certain individuals employed by Genworth or one of its subsidiaries as of July 13, 2009 (the “Effective Date”), other than our named executive officers and members of our Board of Directors, who hold one or more grants of Eligible Options or SARs and who remain employed as of the Expiration Date, will be eligible to participate in the exchange offer. Specifically, employees of Genworth’s subsidiaries located in the following countries who hold one or more grants of Eligible Options or SARs and who remain employed as of the Expiration Date will be eligible to participate in the exchange offer: Australia, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom and United States.

i

Eligible Options and SARs

Eligible Options and SARs are any outstanding stock options and SARs awarded by Genworth under the Omnibus Plan that (i) have an exercise (or base) price that is greater than the 52-week high closing price of our common stock as of the Expiration Date (and not below $19.50), (ii) were not granted within 12 months of the Expiration Date, and (iii) are not “conversion awards” granted by our former parent prior to our initial public offering (“IPO”) and converted into Genworth awards.

Offering Period

The offering period for this exchange offer will commence on the Effective Date and expire at 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

Expiration Date

We expect that the Expiration Date will be August 18, 2009. We may, however, extend the offering period at our discretion. If we extend the offering period, the term “Expiration Date” will refer to the date on which the extended offering period expires. Eligible Options and SARs tendered to Genworth and accepted by us pursuant to this exchange offer will be cancelled on the Expiration Date.

Replacement Grant Date

The date on which we grant Replacement Awards pursuant to this exchange offer is referred to as the “Replacement Grant Date.” We expect the Replacement Grant Date will be August 19, 2009, the day following the Expiration Date. If the Expiration Date is extended, the Replacement Grant Date will be similarly extended.

Replacement Awards

The stock options and SARs issued pursuant to this exchange offer that replace your Eligible Options and SARs tendered for exchange are referred to as “Replacement Awards.” Replacement Awards will be subject to the terms and conditions of the Omnibus Plan and a new award agreement between you and Genworth.

The number of Replacement Awards you receive pursuant to this exchange offer will be determined by dividing the number of your Eligible Options and SARs by three and rounding down to the nearest whole number.

Replacement Awards will maintain the original term (or expiration date) of the Eligible Options and SARs for which they were exchanged. Replacement Awards will differ from Eligible Options and SARs as follows:

•	The exercise (or base) price per share of the Replacement Awards will be equal to the closing price of our common stock, as reported on the New York Stock Exchange, on the Replacement Grant Date.

•

Replacement Awards will be unvested on the Replacement Grant Date, regardless of whether or not the surrendered awards were vested. Replacement Awards will vest, subject to continued employment, over a three- or four-year period.

For further details about the Omnibus Plan, please see “This Exchange Offer – Omnibus Plan.”

See “Risk Factors” for a discussion of risks that you should consider before participating in this exchange offer.

IMPORTANT

You should direct questions about this exchange offer or requests for assistance (including requests for additional copies of this offering memorandum, a paper election form or other documents relating to this exchange offer) to the executive compensation team by phone at (866) 931-4954, or by e-mail at compensation@genworth.com, or you may contact your human resources manager.

If you wish to tender your Eligible Options and SARs for exchange, you must access the exchange offer internet site at http://genworth.com/optionexchange (the “exchange offer website”) and follow the instructions provided on the exchange offer website to make your election. The exchange offer website will also provide you with certain information about your Eligible Options and SARs and the election alternatives available to you.

If you are not able to submit your election electronically via the exchange offer website as a result of technical failures of the exchange offer website, or if you do not otherwise have access to the exchange offer website for any reason (including lack of internet services), you may request a paper election form from Genworth by phone at (866) 931-4954, or by e-mail at compensation@genworth.com, and complete and return it to the attention of the executive compensation team so that we receive it before 5:00 p.m., U.S. Eastern Time, on the Expiration Date, using one of the following means:

By E-mail:

compensation@genworth.com

By Facsimile:

866-878-0212

By Mail or Courier:

Attn: Executive Compensation

6620 West Broad Street

Richmond, Virginia 23230

Contact Phone Number: (866) 931-4954

If your primary work location is outside of the United States, you must provide Genworth with a signed copy of your election. If you submit your election on the exchange offer website, you will be prompted to print a confirmation of your election. Please print this election confirmation, sign it and return it to Genworth by e-mail, facsimile or mail so that it is received by Genworth before 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

Neither Genworth nor our Board of Directors makes any recommendation as to whether you should tender, or refrain from tendering, your Eligible Options and SARs in the exchange offer. You must make your own decision as to whether to tender your Eligible Options and SARs. You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to this exchange offer.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of this transaction or passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in this exchange offer. Any representation to the contrary is a criminal offense.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS AND SARS PURSUANT TO THIS EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION, OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

SCHEDULE A: A GUIDE TO TAX ISSUES FOR CERTAIN NON-U.S. EMPLOYEES

Australia	A-1

Canada, Finland, France, Germany, Greece, Ireland, Italy, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom (Unapproved Stock Options)	A-3

Denmark	A-4

United Kingdom (Approved Stock Options)	A-6

SCHEDULE B: ADDENDA TO THE OFFERING MEMORANDUM FOR CERTAIN NON-U.S. EMPLOYEES

Australia	B-1

Denmark	B-2

France	B-4

Germany	B-5

Ireland	B-6

Italy	B-7

New Zealand	B-8

Ontario, Canada	B-9

Spain	B-10

v

SUMMARY TERM SHEET

Questions and Answers

Genworth is offering to exchange Eligible Options and SARs for a reduced number of Replacement Awards. The following are answers to some questions you may have about this exchange offer. We encourage you to carefully read the remainder of this offering memorandum and the accompanying documents. Where appropriate, we have included references to the relevant sections of this offering memorandum where you can find a more complete description of the topics in this summary.

Why are we making this exchange offer?

We have issued stock options and SARs under the Omnibus Plan as a means of attracting, motivating and retaining qualified employees upon whose efforts the success of our business largely depends. However, many of our employees hold stock options and SARs with exercise (or base) prices that are significantly higher than the current market price of our common stock. We believe these stock options and SARs no longer provide effective performance or retention incentives. This exchange offer is intended to address this situation by providing our eligible employees with an opportunity to exchange Eligible Options and SARs for Replacement Awards issued under the Omnibus Plan. The Replacement Awards will have an exercise (or base) price per share equal to the closing market price of our common stock on the Replacement Grant Date. By making this exchange offer, we intend to provide meaningful incentives to our employees to increase stockholder value as was intended when the original stock options and SARs were granted. See “This Exchange Offer – Purpose of This Exchange Offer” for more information.

What securities are we offering to exchange?

Eligible Options and SARs are outstanding stock options and SARs, whether vested or unvested, awarded by Genworth that (i) have an exercise (or base) price that is greater than the 52-week high closing price of our common stock as of the Expiration Date (and not below $19.50), (ii) were not granted within 12 months of the Expiration Date, and (iii) are not “conversion awards” granted by our former parent prior to our IPO and converted into Genworth awards. We are making this exchange offer upon the terms and conditions set forth in this offering memorandum. See “This Exchange Offer – Eligible Employees; Eligible Options and SARs; Expiration Date; Replacement Awards” for more information.

What if I have been granted restricted stock units (“RSUs”)? Are they included in the exchange offer?

No. RSUs represent the right to receive shares of stock in the future. Unlike stock options and SARs, which deliver value upon exercise only to the extent that the price of our common stock has increased since the grant date, RSUs are “full value awards,” meaning that upon settlement they deliver a value equal to the value of the underlying shares of common stock at the time of settlement (and do not require any exercise price to be paid). Accordingly, RSUs may still deliver value to the holder upon settlement, even though a decline in stock price may have occurred.

How do I determine how many and what type of Eligible Options and SARs I currently hold?

You can view how many and what type of Eligible Options and SARs you hold by accessing the exchange offer website at http://genworth.com/optionexchange. The exchange offer website will provide you with information about your Eligible Options and SARs and the election alternatives available to you. If you are not able to access the exchange offer website for any reason, you may contact Genworth by phone at (866) 931-4954, or by e-mail at compensation@genworth.com, to determine how many and what type of Eligible Options and SARs you hold.

Can I exchange the remaining portion of a grant of Eligible Options or SARs that I have already partially exercised?

Yes. If you previously exercised a grant of Eligible Options or SARs in part, the remaining unexercised portion of the grant could be exchanged under this exchange offer.

Can I exchange only a portion of an outstanding grant of Eligible Options or SARs?

No. If you choose to participate in the exchange offer, you must surrender all outstanding stock options and SARs from one or more grants of Eligible Options and SARs. For example, assume you received a grant of stock options to purchase 1,000 shares of stock on January 1, 2005, and all of such stock options remain outstanding and are eligible for the exchange offer. If you want to tender such stock options, you must tender the entire grant of stock options to purchase 1,000 shares. Further assume that you also received a grant of stock options to purchase 1,000 shares on January 1, 2006, and all of such stock options are also outstanding and eligible for the exchange offer. In such case, you can choose to tender only the entire 2005 stock option grant, only the entire 2006 stock option grant, or you can choose to tender both the entire 2005 stock option grant and the entire 2006 stock option grant.

Can I exchange stock options or SARs that I have already exercised?

No. This exchange offer applies only to outstanding Eligible Options and SARs. A stock option or SAR that has been fully exercised is no longer outstanding.

What securities will replace the Eligible Options and SARs?

Replacement Awards will be new stock options and SARs issued under the Omnibus Plan. If you tender stock options pursuant to the exchange offer, you will receive a lesser number of new stock options. If you tender SARs pursuant to the exchange offer, you will receive a lesser number of new SARs.

The total number of Replacement Awards that you would receive with respect to surrendered Eligible Options and SARs will be determined by dividing the number of surrendered Eligible Options and SARs by three and rounding down to the nearest whole number. For example, if you hold eligible stock options to purchase 1,000 shares of our common stock, you would be entitled to exchange those stock options for a Replacement Award consisting of stock options to purchase 333 shares (i.e., 1,000 divided by 3.0, rounded down to the nearest whole number).

Why do I have to surrender three Eligible Options and SARs for each new Replacement Award I receive in exchange? Why isn’t the exchange ratio simply one-for-one?

We believe the exchange ratio must balance the interests of both our eligible employees and our stockholders, and as a result, we have designed it to be “value for value.” This means that, in the aggregate, the “fair value” for accounting purposes of the Eligible Options and SARs being exchanged is approximately equal to the fair value of the Replacement Awards being granted. Under our valuation model described in “This Exchange Offer – Accounting Consequences of This Exchange Offer,” this requires that more stock options or SARs be surrendered than granted in the exchange offer. In addition, our Board of Directors determined that a minimum of three Eligible Options and SARs must be surrendered for each new Replacement Award received in exchange.

Who is eligible to participate in the exchange offer?

Certain individuals employed by Genworth or one of its subsidiaries as of the Effective Date, other than our named executive officers and members of our Board of Directors, who hold one or more Eligible Options and SARs and who remain employed as of the Expiration Date will be eligible to participate in the exchange offer. Specifically, employees of Genworth’s subsidiaries located in the following countries who hold one or more Eligible Options and SARs as of the Expiration Date and who remain employed as of the Expiration Date will be eligible to participate in the exchange offer: Australia, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom and United States.

See “This Exchange Offer – Eligible Employees; Eligible Options and SARs; Expiration Date; Replacement Awards” for more information.

Are there any differences between Replacement Awards and Eligible Options and SARs?

Yes. Replacement Awards will differ from Eligible Options and SARs as follows:

•	The exercise (or base) price per share for the Replacement Awards will be equal to the closing price of our common stock, as reported on the New York Stock Exchange, on the Replacement Grant Date.

•

Replacement Awards will be unvested on the Replacement Grant Date, regardless of whether or not the surrendered awards were vested. Replacement Awards will vest over a three- or four-year period as follows:

•

Replacement Awards received in exchange for Eligible Options and SARs granted less than 24 months prior to the Replacement Grant Date will vest in four equal annual installments from the Replacement Grant Date.

•

Replacement Awards received in exchange for Eligible Options and SARs granted more than 24 months prior to the Replacement Grant Date will vest in three equal annual installments from the Replacement Grant Date.

Replacement Awards will be similar to the Eligible Options and SARs you tender as follows:

•	Replacement Awards will maintain the original term (or expiration date) of the Eligible Options and SARs for which they were exchanged.

•

Generally, Replacement Awards will be forfeited if an eligible employee’s employment with us terminates for any reason other than retirement, business disposition, death, disability or layoff (in which cases a portion or all may become vested according to the Omnibus Plan’s provisions).

•

Replacement Awards will be granted under the Omnibus Plan. Therefore, the terms that apply to Replacement Awards will be substantially the same as those that apply generally to new grants of stock options or SARs under the Omnibus Plan.

See “This Exchange Offer – Source and Amount of Consideration; Terms of Replacement Awards” and “This Exchange Offer – Omnibus Plan” for more information.

Are there any conditions to Genworth being required to complete this exchange offer?

Yes. The requirement for Genworth to complete this exchange offer is subject to a number of customary conditions that are described in “This Exchange Offer – Conditions of the Exchange Offer.” If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered Eligible Options and SARs, though we may do so at our discretion. This exchange offer is not conditioned upon a minimum number of Eligible Options and SARs being tendered or a minimum number of employees participating.

What will be the exercise (or base) price per share of the Replacement Awards?

The exercise (or base) price per share of the Replacement Awards will be equal to the closing price of our common stock, as reported on the New York Stock Exchange, on the Replacement Grant Date.

We cannot predict the exercise (or base) price per share of the Replacement Awards. We recommend that you obtain current market quotations for our common stock before deciding whether to tender your Eligible Options and SARs. See “This Exchange Offer – Price Range of Our Common Stock” for information concerning historical prices of our common stock.

Will the Replacement Awards be vested?

No. The Replacement Awards will be unvested on the Replacement Grant Date and will vest over a three- or four-year period as follows:

•

Replacement Awards received in exchange for Eligible Options and SARs granted less than 24 months prior to the Replacement Grant Date will vest in four equal annual installments from the Replacement Grant Date.

•

Replacement Awards received in exchange for Eligible Options and SARs granted more than 24 months prior to the Replacement Grant Date will vest in three equal annual installments from the Replacement Grant Date.

What happens to my Replacement Awards if I cease to be an employee of Genworth?

If you cease to be an employee, or have received a notice of termination or given a notice of resignation, prior to the Replacement Grant Date, you will not be able to participate in this exchange offer. If, following the Replacement Grant Date, you cease to be an employee of Genworth, the vesting or forfeiture of your Replacement Awards will be governed by your award agreement and the Omnibus Plan. Generally:

•

In the event of your death, all unvested Replacement Awards will become immediately vested and exercisable. The treatment is the same in the event of your termination due to total disability, except that any unvested Replacement Awards not held for more than a year from the Replacement Grant Date will be cancelled.

•

All unvested Replacement Awards that have been held for one year at the time of your retirement will immediately vest and become exercisable if you are at least age 60 with five years of service at retirement.

•

If your employment terminates as a result of employment by a successor employer to which we transfer a business operation, all unvested Replacement Awards will continue to vest in accordance with their original vesting schedule, and vested Replacement Awards will expire on the earlier of the original expiration date or five years from the date of termination of employment.

•	If you voluntarily terminate your employment or we terminate your employment for cause, your vested and unvested Replacement Awards will immediately expire upon termination.

•	If your employment is terminated as a result of a layoff, your unvested Replacement Awards will immediately expire upon termination.

•	If your employment is terminated for any other reason, your unvested Replacement Awards will immediately expire upon termination.

In the event of a change in control in which the successor entity fails to assume your Replacement Awards, the Replacement Awards will fully vest and will be distributed or paid to you following the change in control and will terminate thereafter. In the event the successor entity assumes your Replacement Awards but your employment is terminated without cause or for good reason within one year of the change in control, your unvested Replacement Awards will fully vest and will be distributed or paid to you following your employment termination and will terminate thereafter.

Nothing in this exchange offer should be construed to confer upon you the right to remain an employee of Genworth. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will remain in our employ until the Replacement Grant Date or thereafter.

What happens to my Replacement Awards if my employment is terminated as a result of retirement or layoff within one year of the Replacement Grant Date?

Replacement Awards do not begin vesting until the first anniversary of the Replacement Grant Date. Therefore, if your employment is terminated as a result of retirement or layoff before the first anniversary of the Replacement Grant Date, all of your Replacement Awards will be forfeited pursuant to the terms of the awards discussed under the previous question.

When will my Replacement Awards expire?

All Replacement Awards will have the same expiration date as the Eligible Options and SARs for which the Replacement Awards were exchanged. To determine the expiration date of your Eligible Options and SARs, please refer to your award agreement for such Eligible Options and SARs. Note that if your employment with Genworth terminates, your Replacement Awards may expire on an earlier date.

Must I participate in this exchange offer?

No. Your participation in this exchange offer is completely voluntary. If you choose not to participate, you will keep any Eligible Options and SARs, you will not receive any Replacement Awards under the exchange offer, and no changes will be made to the terms of your Eligible Options and SARs as a result of this exchange offer.

How should I decide whether or not to exchange my Eligible Options and SARs for Replacement Awards?

We are providing information to assist you in making your own informed decision. However, we are not making any recommendation as to whether you should or should not participate in the exchange offer. You should seek your own outside legal counsel, accountant or financial advisor for further advice. No one from Genworth is, or will be, authorized to provide you with additional information in this regard. Please also review the “Risk Factors” that appear after this Summary Term Sheet.

What if I am on an authorized leave of absence on the Effective Date or on the Replacement Grant Date?

Any eligible employees who are on an authorized leave of absence will be able to participate in this exchange offer. If you tender your Eligible Options and SARs while you are on an authorized leave of absence before the Expiration Date, you will be entitled to receive Replacement Awards as long as the eligibility requirements are still met.

If I participate in this exchange offer, when will I receive the Replacement Awards?

We expect the Replacement Grant Date to be the day following the Expiration Date, or August 19, 2009. We will issue new award agreements as soon as administratively practicable following the Replacement Grant Date.

Will I owe taxes if I exchange my Eligible Options and SARs in this exchange offer?

If you participate in the exchange offer and are a citizen or resident of the U.S., the exchange of Eligible Options and SARs for Replacement Awards should be treated as a non-taxable event and no income should be recognized for U.S. federal income tax purposes upon either the cancellation of the Eligible Options and SARs or the grant of the Replacement Awards. However, you may have taxable income when you exercise your Replacement Awards or when you sell your shares underlying the Replacement Awards. See “This Exchange Offer – Material United States Tax Consequences” for more information.

If you are a citizen or resident of a country other than the U.S., the tax consequences of participating in this exchange offer may be different for you. See Schedule A, “A Guide to Tax Issues for Certain Non-U.S. Employees” for more information.

You should consult your own tax advisor to determine the tax consequences of participating in this exchange offer.

What happens if, after the Replacement Grant Date, the price of the common stock declines below the exercise price of my Replacement Awards?

The exchange offer is a one-time opportunity and is not expected to be offered again in the future. We can provide no assurance as to the price of our common stock at any time in the future.

What happens to my Eligible Options and SARs if I elect not to participate in this exchange offer or if they are not accepted for exchange in this exchange offer?

This exchange offer will have no effect on your Eligible Options and SARs if you elect not to participate in this exchange offer or if your Eligible Options and SARs are not accepted for exchange in this exchange offer.

If I tender my Eligible Options and SARs in this exchange offer, am I giving up my rights to them?

Yes. When you tender your Eligible Options and SARs and we accept them for exchange, your Eligible Options and SARs will be cancelled on the Expiration Date and you will no longer have any rights to them.

How long do I have to decide whether to participate in this exchange offer?

This exchange offer expires at 5:00 p.m., U.S. Eastern Time, on August 18, 2009. No exceptions will be made to this deadline, unless we, in our sole discretion, determine to extend the exchange offer. Although we do not currently intend to do so, we may extend the exchange offer and delay accepting any Eligible Options and SARs at any time while the exchange offer is open. If we extend the offering period, we will publicly announce the extension and the new Expiration Date no later than 9:00 a.m., U.S. Eastern Time, on the next business day after the last previously scheduled or announced Expiration Date. See “This Exchange Offer – Extension of Exchange Offer; Termination; Amendment” for more information.

How do I tender my Eligible Options and SARs for exchange?

To tender Eligible Options and SARs under the exchange offer, you must access the exchange offer website at http://genworth.com/optionexchange and follow the instructions provided. If you are not able to submit your election electronically via the exchange offer website as a result of technical failures of the exchange offer website, or if you do not otherwise have access to the exchange offer website for any reason (including lack of internet services), you may request a paper election form from Genworth by phone at (866) 931-4954, or by e-mail at compensation@genworth.com and complete and return it to the attention of the executive compensation team so that we receive it before 5:00 p.m., U.S. Eastern Time, on the Expiration Date using one of the following means:

By E-mail:

compensation@genworth.com

By Facsimile:

866-878-0212

By Mail or Courier:

Attn: Executive Compensation

6620 West Broad Street

Richmond, Virginia 23230

Contact Phone Number: (866) 931-4954

If your primary work location is outside of the United States, you must provide Genworth with a signed copy of your election. If you submit your election on the exchange offer website, you will be prompted to print a confirmation of your election. Please print this election confirmation, sign it and return it to Genworth by e-mail, facsimile or mail so that we receive it before 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

Please allow for submission or delivery time to ensure that we receive your election before 5:00 p.m., U.S. Eastern Time, on the Expiration Date. Your Eligible Options and SARs will not be considered tendered until we receive a properly completed and submitted election. If you miss the deadline on the Expiration Date, you will not be permitted to participate in this exchange offer.

See “This Exchange Offer – Procedures for Tendering Eligible Options and SARs” for more information.

When and how can I withdraw previously tendered Eligible Options and SARs or change my election?

The tender of Eligible Options and SARs under this exchange offer may be withdrawn, or any other change to your election may be made, at any time before 5:00 p.m., U.S. Eastern Time, on the Expiration Date. To withdraw or change your election, you must access the exchange offer website and follow the instructions provided to submit a new election. If you are not able to access or utilize the exchange offer website, you may request a paper election form from Genworth by phone at (866) 931-4954, or by e-mail at compensation@genworth.com and complete and return it to Genworth using the means discussed in the previous question so that we receive it before 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

Note that if your primary work location is outside of the United States, you must provide Genworth with a signed copy of your new election. If you submit your election on the exchange offer website, you will be prompted to print a confirmation of your election. Please print this election confirmation, sign it and return it to Genworth by e-mail, facsimile or mail so that it is received by Genworth before 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

Your Eligible Options and SARs will not be considered withdrawn from tender or your election changes will not be considered made until we receive a properly completed and submitted new election. If you miss the deadline on the Expiration Date, but remain an eligible employee, any previously tendered Eligible Options and SARs will be cancelled and exchanged pursuant to this exchange offer.

In addition, you may withdraw tendered Eligible Options and SARs if we have not accepted your tendered Eligible Options and SARs for exchange within 40 business days after the Effective Date.

See “This Exchange Offer – Rights to Withdraw or Change Election” for more information.

How will I know whether you have received my election or my revised election?

You can check the elect page on the exchange offer website at any time to see your current election(s). Upon entering new elections on the exchange offer website, a confirmation page will appear confirming receipt of your elections. Please print this election confirmation and retain it for your records.

If you notify Genworth of your election by submitting a paper election form, or if your primary work location is outside of the United States and you send in a signed election confirmation to Genworth after using the exchange offer website to electronically submit your election, we will confirm via email receipt of your election form or signed election confirmation shortly after we receive it. However, it is your responsibility to ensure that we receive your properly completed and submitted election prior to 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

What will happen if I do not submit my election by the deadline?

If we do not receive your election by the deadline, then all Eligible Options and SARs held by you will remain outstanding at their original exercise (or base) price and subject to their original terms. If you prefer not to tender your Eligible Options and SARs for exchange in this exchange offer, you do not need to do anything.

What if I have any questions regarding this exchange offer or I need additional copies of this offering memorandum or any documents provided herewith or referred to herein?

You should direct questions about this exchange offer or requests for assistance (including requests for additional copies of this offering memorandum, a paper election form or other documents relating to this exchange offer) to the executive compensation team by phone at (866) 931-4954, or by e-mail at compensation@genworth.com, or you may contact your human resources manager.

Is the offering memorandum available in translated versions?

Portions of the offering memorandum and other relevant documents have been translated into Spanish, French, German, Italian, Dutch, Portuguese and Finnish. These translated documents are available on the exchange offer website and may be requested by emailing the executive compensation team at compensation@genworth.com or by contacting your human resources manager.

If I am a citizen or resident of a country other than the U.S., are there additional items that I should consider?

In addition to the potential tax consequences discussed in Schedule A of this offering memorandum, citizens or residents of a country other than the U.S. should carefully review Schedule B of this offering memorandum titled “Addenda to the Offering Memorandum for Certain Non-U.S. Employees” for additional considerations related to this exchange offer.

RISK FACTORS

Participation in this exchange offer involves a number of potential risks and uncertainties, including those described below. You should consider, among other things, these risks and uncertainties before deciding whether or not to request that we exchange your Eligible Options and SARs for Replacement Awards in the manner described in this offering memorandum.

Economic Risks

If the price of our common stock increases after the Replacement Grant Date, your cancelled Eligible Options and SARs might be worth more than the Replacement Awards that you receive in exchange for them.

Because the exchange ratio of this exchange offer is not one-for-one, it is possible that, at some point in the future, your exchanged Eligible Options and SARs would have been economically more valuable than the Replacement Awards granted pursuant to this exchange offer. For example, if you exchange a stock option grant for 1,000 shares with an exercise price per share of $19.50, you would receive a grant of 333 new stock options. Assume, for illustrative purposes only, that the exercise price of your new stock options is $6.00 per share and four years after the Replacement Grant Date the price of our common stock had increased to $30.00 per share. Under this example, if you had kept your exchanged stock options and sold them at $30.00 per share, you would have realized a pre-tax gain of $10,500, but if you exchanged your stock options and sold the shares subject to the Replacement Awards, you would only realize a pre-tax gain of $7,992.

The exercise (or base) price of your Replacement Awards will not be determined until the day following the Expiration Date.

The exercise (or base) price of your Replacement Awards will be equal to the closing price of our common stock on the Replacement Grant Date. Because the Replacement Grant Date is the day following the Expiration Date, eligible employees who choose to tender Eligible Options and SARs in the exchange offer will do so without knowledge of the closing price of our common stock on the Replacement Grant Date (and, therefore, without knowledge of the exercise (or base) price of their Replacement Awards). Given the recent volatility in our common stock price, this should be considered when making a decision as to whether to participate in the exchange offer.

You may lose the potential vesting benefit of any Eligible Options and SARs that you tender in this offer.

Regardless of the vested status or remaining vesting schedule of the Eligible Options and SARs that you tender, your Replacement Awards will be subject to a new vesting schedule. They will not be vested at all upon grant, the first vesting date will not occur until one year after the Replacement Grant Date and they will not be fully vested until three or four years after the Replacement Grant Date. You will lose the benefit of any vesting that has already occurred with respect to your Eligible Options and SARs. If your employment with us terminates, your Replacement Awards may be forfeited unvested.

Tax-Related Risks

Tax-related risks for non-U.S. employees.

Non-U.S. employees should carefully review Schedule A to this offering memorandum for their country of residence to determine whether participation in the exchange offer could trigger any negative tax consequences.

Tax-related risks for tax residents of multiple countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. You may access these filings electronically at the SEC’s website at http://www.sec.gov. In addition, upon request, we will provide you with a copy of any or all of the documents to which we have referred you (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents), without charge to you. See “This Exchange Offer – Additional Information” for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

Our stock price will fluctuate.

Stock markets in general, and our common stock in particular, have experienced significant price and volume volatility over the past year. Our closing stock price has ranged from a low of $0.84 per share to a high of $17.60 per share in the 52-week period ended July 9, 2009. The market price and volume of our common stock may continue to be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding our industry generally, as well as our operations, business prospects, liquidity and capital positions. In addition to the risk factors discussed above, the price and volume volatility of our common stock may be affected by:

•	operating results for future periods that vary from the expectations of securities analysts and investors;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors; and

•

changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, availability of credit, equity prices and the value of financial assets.

Stock price volatility and a decrease in our stock price could make it more difficult for us to raise equity capital or, if we are able to raise equity capital, could result in substantial dilution to our existing stockholders.

THIS EXCHANGE OFFER

Eligible Employees; Eligible Options and SARs; Expiration Date; Replacement Awards

We are making an offer to eligible employees to exchange their Eligible Options and SARs that are properly tendered in accordance with “This Exchange Offer – Procedures for Tendering Eligible Options and SARs” and not validly withdrawn pursuant to “This Exchange Offer – Rights to Withdraw or Change Election” before the Expiration Date of this exchange offer for Replacement Awards. The Replacement Awards will have an exercise price per share equal to the closing price of our common stock, as reported on the New York Stock Exchange, on the Replacement Grant Date.

Eligible Employee(s)

Certain individuals employed by Genworth or one of its subsidiaries as of the Effective Date, other than our named executive officers and members of our Board of Directors, who hold one or more Eligible Options and SARs and who remain employed as of the Expiration Date will be eligible to participate in the exchange offer. Specifically, employees of Genworth’s subsidiaries located in the following countries who hold one or more Eligible Options and SARs and who remain employed as of the Expiration Date will be eligible to participate in the exchange offer: Australia, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom and United States.

Eligible Options and SARs

Eligible Options and SARs are outstanding stock options and stock appreciation rights awarded by Genworth that (i) have an exercise (or base) price that is greater than the 52-week high closing price of our common stock as of the Expiration Date (and not below $19.50), (ii) were not granted within 12 months of the Expiration Date, and (iii) are not “conversion awards” granted by our former parent prior to our IPO and converted into Genworth awards.

Offering Period

The offering period for this exchange offer will commence on July 13, 2009 and expire at 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

Expiration Date

We expect that the Expiration Date will be August 18, 2009 at 5:00 p.m., U.S. Eastern Time. We may extend the Expiration Date at our discretion. If we extend the offering period, the term “Expiration Date” will refer to the time and date at which the extended offering period expires. Eligible Options and SARs tendered to Genworth and accepted by us pursuant to this exchange offer will be cancelled on the Expiration Date.

Replacement Grant Date

The date on which we grant Replacement Awards pursuant to this exchange offer is referred to as the “Replacement Grant Date.” We expect the Replacement Grant Date will be August 19, 2009, the day following the Expiration Date. If the Expiration Date is extended, the Replacement Grant Date will be similarly extended.

Replacement Awards

The stock options and SARs issued pursuant to this exchange offer that replace your Eligible Options and SARs are Replacement Awards. Replacement Awards will be subject to the terms of our Omnibus Plan and a new award agreement between you and Genworth.

The total number of Replacement Awards that you would receive with respect to surrendered Eligible Options and SARs will be determined by dividing the number of surrendered Eligible Options and SARs by three and rounding down to the nearest whole number. For example, if you hold eligible stock options to purchase 1,000 shares of our common stock, you would be entitled to exchange those stock options for a Replacement Award consisting of stock options to purchase 333 shares (i.e., 1,000 divided by 3.0, rounded down to the nearest whole number).

Replacement Awards will maintain the original term (or expiration date) of the Eligible Options and SARs for which they were exchanged. Replacement Awards will differ from Eligible Options and SARs as follows:

•	The exercise (or base) price per share for the Replacement Awards will be equal to the closing price of our common stock, as reported on the New York Stock Exchange, on the Replacement Grant Date.

•

Replacement Awards will be unvested on the Replacement Grant Date, regardless of whether or not the surrendered awards were vested. Replacement Awards will vest, subject to continued employment, over a three- or four-year period.

For further details about the Omnibus Plan, see “This Exchange Offer – Omnibus Plan.”

WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS AND SARS. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS OFFERING MEMORANDUM AND CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR ELIGIBLE OPTIONS AND SARS FOR EXCHANGE.

WE DO NOT MAKE ANY REPRESENTATIONS REGARDING THE VALUE OF ELIGIBLE OPTIONS AND SARS, THE VALUE OF REPLACEMENT AWARDS OR THE FUTURE PRICE OF OUR COMMON STOCK. WE DO NOT MAKE ANY REPRESENTATIONS REGARDING THE FUTURE VALUE OF THE ELIGIBLE OPTIONS AND SARS RELATIVE TO THE FUTURE VALUE OF THE REPLACEMENT AWARDS.

NOTHING IN THIS OFFERING MEMORANDUM SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF GENWORTH. THE TERMS OF YOUR EMPLOYMENT WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL REMAIN IN OUR EMPLOY UNTIL THE REPLACEMENT GRANT DATE OR THEREAFTER.

IF YOU EXCHANGE ELIGIBLE OPTIONS AND SARS FOR REPLACEMENT AWARDS AND YOU CEASE TO BE AN EMPLOYEE OF GENWORTH FOR REASONS OTHER THAN DEATH, DISABILITY, BUSINESS DISPOSITION OR RETIREMENT BEFORE THE REPLACEMENT AWARDS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR REPLACEMENT AWARDS.

Purpose of This Exchange Offer

We are making this exchange offer to recognize key contributions by our employees and to align their interests with our stockholders’ interests. Stock options and SARs have been, and continue to be, an important part of our incentive compensation and retention programs. We have issued stock options and SARs under the Omnibus Plan as a means of attracting, motivating and retaining qualified employees upon whose efforts the success of our business largely depends. However, many of our employees hold stock options and SARs with exercise (or base) prices that are significantly higher than the current market price of our common stock. We believe these stock options and SARs no longer provide effective performance or retention incentives. This exchange offer is intended to address this situation by providing our eligible employees with an opportunity to exchange Eligible Options and SARs for a reduced number of Replacement Awards that will have an exercise (or base) price equal to the closing price of our common stock on the Replacement Grant Date.

We believe the exchange offer is an efficient and cost-effective way to provide incentives and align eligible employees’ interests with long-term stockholder interests as follows:

•

Build Incentive Value. Stock options and SARs provide employees with a performance incentive when the exercise prices of the stock options and SARs are at or near the current price of our common stock. Replacement Awards will provide meaningful incentives to our eligible employees to increase stockholder value as was intended when the original stock options and SARs were granted.

•

Cost-Effective Approach. The exchange offer is designed so Genworth will incur little or no incremental compensation cost. This exchange offer is an efficient way to capture value for significant costs already expensed with respect to the Eligible Options and SARs, while providing meaningful incentives for future performance.

•

Use of Shares in an Efficient Manner. The cancellation of Eligible Options and SARs will meaningfully reduce the number of shares that are subject to outstanding stock options and SARs. Any Eligible Options and SARs surrendered will be returned to the Omnibus Plan, allowing us to more efficiently use those shares to provide future incentives to increase stockholder value.

•

Build Retention Value. By offering Replacement Awards that are subject to additional time-based vesting requirements, the exchange offer will provide a meaningful long-term retention incentive for eligible employees to remain with us in order to vest in, and benefit from, the Replacement Awards.

Procedures For Tendering Eligible Options and SARs

To tender Eligible Options and SARs under the exchange offer, eligible employees must access the exchange offer website at http://genworth.com/optionexchange and follow the instructions provided. If you are not able to submit your election electronically via the exchange offer website as a result of technical failures of the exchange offer website, or if you do not otherwise have access to the exchange offer website for any reason (including lack of internet services), you may request a paper election form from Genworth by phone at (866) 931-4954, or by e-mail at compensation@genworth.com, and complete and return it to the attention of the executive compensation team so that we receive it before 5:00 p.m., U.S. Eastern Time, on the Expiration Date, using one of the following means:

By E-mail:

compensation@genworth.com

By Facsimile:

866-878-0212

By Mail or Courier:

Attn: Executive Compensation

6620 West Broad Street

Richmond, Virginia 23230

Contact Phone Number: (866) 931-4954

If your primary work location is outside of the United States, you must provide Genworth with a signed copy of your election. If you submit your election on the exchange offer website, you will be prompted to print a confirmation of your election. Please print this election confirmation, sign it and return it to Genworth by e-mail, facsimile or mail so that we receive it before 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

Please allow for submission or delivery time to ensure that we receive your properly completed and submitted election before 5:00 p.m., U.S. Eastern Time, on the Expiration Date. Your Eligible Options and SARs will not be considered tendered until we receive your properly completed and submitted election. If you miss the deadline on the Expiration Date, you will not be permitted to participate in this exchange offer.

Determination of Validity; Rejection of Eligible Options and SARs; Waiver of Defects; No Obligation to Give Notice of Defects

We will determine all questions as to the number of shares subject to Eligible Options and SARs tendered and the validity, form, eligibility (including time of receipt) and acceptance of your tender of Eligible Options and SARs. Subject to any order or decision by a court or arbitrator of competent jurisdiction, or any other applicable regulatory authority, our determination of these matters will be final and binding on all parties. We may reject any tender of Eligible Options and SARs that we determine is not in the appropriate form or would be unlawful to accept. We may waive any defect or irregularity with respect to Eligible Options and SARs tendered before 5:00 p.m., U.S. Eastern Time, on the Expiration Date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the tender of Eligible Options and SARs.

This is a one-time offer. We will strictly enforce the offering period, subject only to our ability to extend the Expiration Date of the exchange offer in our sole discretion.

Our Acceptance Constitutes an Agreement

Your tender of Eligible Options and SARs pursuant to the procedures described above constitutes your acceptance of the terms and conditions of this exchange offer and will be controlling, absolute and final, subject to your withdrawal rights described under “This Exchange Offer – Rights to Withdraw or Change Election” and our acceptance of your tendered Eligible Options and SARs in accordance with “This Exchange Offer – Acceptance of Eligible Options and SARs for Exchange; Issuance of Replacement Awards.” Our acceptance for exchange of Eligible Options and SARs tendered by you pursuant to this exchange offer will constitute a binding agreement between Genworth and you upon the terms and subject to the conditions of this exchange offer.

We expect to accept and cancel, on the Expiration Date, all properly tendered Eligible Options and SARs that have not been validly withdrawn. We will issue you a new award agreement governing the terms of each Replacement Award granted to you in exchange for your Eligible Options and SARs pursuant to this exchange offer.

Rights to Withdraw or Change Election

The tender of Eligible Options and SARs under this exchange offer may be withdrawn, or any other change to your election may be made, at any time before 5:00 p.m., U.S. Eastern Time, on the Expiration Date. To withdraw or change your election, you must access the exchange offer website and follow the instructions provided. If you are not able to access or utilize the exchange offer website, you must request a new paper election form from Genworth by phone at (866) 931-4954, or by e-mail at compensation@genworth.com and complete and return it to Genworth using the means of submission described above under “This Exchange Offer – Procedures For Tendering Eligible Options and SARs” so that we receive it before 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

Note that if your primary work location is outside of the United States, you must provide Genworth with a signed copy of your new election. If you submit your new election on the exchange offer website, you will be prompted to print a confirmation of your election. Please print this election confirmation, sign it and return it to Genworth by e-mail, mail or facsimile so that it is received by Genworth before 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

Your Eligible Options and SARs will not be considered withdrawn from tender or your election changes will not be considered made until we receive a properly completed and submitted new election. If you miss the deadline on the Expiration Date, but remain an eligible employee, any previously tendered Eligible Options and SARs will be cancelled and exchanged pursuant to this exchange offer.

Withdrawals may not be rescinded, and any Eligible Options and SARs withdrawn will not be considered to be properly tendered, unless you properly re-tender Eligible Options and SARs before the Expiration Date by submitting a new properly completed election through one of the means of submission described above under “This Exchange Offer – Procedures For Tendering Eligible Options and SARs” so that we receive your election by 5:00 p.m., U.S. Eastern Time, on the Expiration Date.

In addition, you may withdraw tendered Eligible Options and SARs if we have not accepted your tendered Eligible Options and SARs for exchange within 40 business days after the Effective Date.

Neither we, nor any other person, are obligated to give notice of any defects or irregularities in any new or revised election, nor will anyone incur any liability for failing to give notice of any defects or irregularities. We, in our sole discretion, will determine all questions as to the form and validity, including time of receipt, of elections. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determinations of these matters will be final and binding.

Acceptance of Eligible Options and SARs For Exchange; Issuance of Replacement Awards

Subject to, and conditioned upon the terms and conditions of this exchange offer, we expect to accept for exchange all Eligible Options and SARs properly tendered and not validly withdrawn on the Expiration Date. Once we have accepted Eligible Options and SARs tendered by you, your Eligible Options and SARs will be cancelled and you will no longer have any rights under your Eligible Options and SARs. We will issue Replacement Awards on the Replacement Grant Date, which we expect will be the date following the Expiration Date, or August 19, 2009. If the offering period is extended, then the Replacement Grant Date will also be extended.

Promptly after we grant the Replacement Awards, we will send each tendering eligible employee a “confirmation letter” indicating that the Eligible Options and SARs were accepted for exchange and canceled. We filed a form of this confirmation letter with the SEC as an exhibit to the Tender Offer Statement on Schedule TO. We will issue award agreements for the Replacement Awards to tendering eligible employees as soon as administratively practicable following the Replacement Grant Date.

If you have tendered your Eligible Options and SARs under this exchange offer and your employment with Genworth terminates for any reason, or if you submit a notice of resignation or receive a notice of termination, before the Replacement Grant Date, you will no longer be able to participate in the exchange offer.

Conditions of the Exchange Offer

Notwithstanding any other provision of this exchange offer, we will not be required to accept any Eligible Options and SARs tendered for exchange, and we may terminate the exchange offer, or postpone our acceptance and cancellation of any Eligible Options and SARs tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if at any time on or after the Effective Date, and before the Expiration Date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

There will have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating in any manner, to the exchange offer;

•

Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the exchange offer to us;

•	There will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the U.S.,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S.,

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the U.S.,

•	in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally,

•

the commencement, continuation or escalation of a war or other national or international calamity directly or indirectly involving the U.S., which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this exchange offer, or

•	if any of the situations described above existed on the Effective Date and that situation, in our reasonable judgment, deteriorates materially after the Effective Date;

•

A tender or exchange offer, other than this exchange offer by us, for some or all of our outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the Effective Date,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with this exchange offer or with such acceptance for exchange of Eligible Options and SARs;

•

There will have occurred any change, development, clarification or position taken in U.S. generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the exchange offer, other than as contemplated as of the Effective Date;

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•	Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the exchange offer to us; or

•

Any rules or regulations by any governmental authority, the Financial Industry Regulatory Authority, the New York Stock Exchange, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Genworth.

If any of the above events occur, we may:

•	Terminate this exchange offer and promptly return all tendered Eligible Options and SARs to tendering holders;

•	Complete and/or extend the offering period and, subject to your withdrawal rights, retain all tendered Eligible Options and SARs until the extended offering period expires;

•	Amend the terms of this exchange offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which this exchange offer is open, complete this exchange offer.

The conditions to this exchange offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Expiration Date. We may waive any condition, in whole or in part, at any time and from time to time before the Expiration Date, in our discretion, whether or not we waive any other condition to the exchange offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this section will be final and binding upon all persons.

Price Range of Our Common Stock

The Eligible Options and SARs give eligible employees the right to acquire shares of our common stock. None of the Eligible Options and SARs are traded on any trading market. Our common stock is listed on the New York Stock Exchange under the symbol “GNW.”

The following table sets forth on a per share basis the high and low sales price for our common stock on the New York Stock Exchange, as applicable, during the periods indicated.

	High	Low
Fiscal Year Ended December 31, 2007
First Quarter	$37.16	$33.69
Second Quarter	$37.00	$34.05
Third Quarter	$35.43	$26.50
Fourth Quarter	$32.33	$23.26
Fiscal Year Ended December 31, 2008
First Quarter	$25.57	$19.75
Second Quarter	$24.88	$17.69
Third Quarter	$19.99	$3.51
Fourth Quarter	$8.50	$0.70
Fiscal Year Ended December 31, 2009
First Quarter	$3.38	$0.78
Second Quarter	$7.41	$1.75
Third Quarter (through July 9, 2009)	$7.15	$5.02

On July 9, 2009, the closing price of our common stock, as reported on the New York Stock Exchange, was $5.63. The approximate number of stockholders of record of our common stock on that date was 230 and the approximate number of shares of our common stock outstanding was 433,203,883. We recommend that you obtain current market prices for our common stock, among other factors, before deciding whether or not to tender your Eligible Options and SARs.

Source and Amount of Consideration; Terms of Replacement Awards

Consideration

The Replacement Awards will be granted under the Omnibus Plan. As of June 30, 2009, approximately 22,725,000 stock options and SARs were outstanding under the Omnibus Plan. These outstanding stock options and SARs had a weighted average exercise price of $20.93 and a weighted average remaining life of 6.22 years. Of these outstanding awards, approximately 9,925,000 were Eligible Options and SARs. These Eligible Options and SARs had a weighted average exercise price of $24.68 and a weighted average remaining life of 6.43 years.

As of June 30, 2009, approximately 4,560,000 unvested “full value” awards were outstanding under the Omnibus Plan and approximately 3,540,000 shares of our common stock were reserved and available for future awards under the Omnibus Plan.

The total number of Replacement Awards granted in the exchange offer will depend on the rate of participation by eligible employees. Assuming all Eligible Options and SARs outstanding as of July 9, 2009 are surrendered in the exchange offer, Replacement Awards totaling 3,000,021 stock options and 308,216 SARs would be granted in the exchange offer.

Terms of Replacement Awards

Replacement Awards will be subject to the terms of our Omnibus Plan and a new award agreement between you and Genworth.

The number of Replacement Awards you receive pursuant to this exchange offer will be determined by dividing the number of your Eligible Options and SARs by three and rounding down to the nearest whole number.

Replacement Awards will maintain the original term (or expiration date) of the Eligible Options and SARs for which they were exchanged. Replacement Awards will differ from Eligible Options and SARs as follows:

•	The exercise (or base) price per share for the Replacement Awards will be equal to the closing price of our common stock, as reported on the New York Stock Exchange, on the Replacement Grant Date.

•

Replacement Awards will be unvested on the Replacement Grant Date, regardless of whether or not the surrendered awards were vested. Replacement Awards will vest, subject to continued employment, over a three- or four-year period as follows:

•

Replacement Awards received in exchange for Eligible Options and SARs granted less than 24 months prior to the Replacement Grant Date will vest in four equal annual installments from the Replacement Grant Date.

•

Replacement Awards received in exchange for Eligible Options and SARs granted more than 24 months prior to the Replacement Grant Date will vest in three equal annual installments from the Replacement Grant Date.

If you cease to be an employee, or have received a notice of termination or given a notice of resignation, prior to the Replacement Grant Date, you will not be able to participate in this exchange offer. If, following the Replacement Grant Date, you cease to be an employee of Genworth, the vesting or forfeiture of your Replacement Awards will be governed by your award agreement and the Omnibus Plan. Generally:

•

In the event of your death, all unvested Replacement Awards will become immediately vested and exercisable. The treatment is the same in the event of your termination due to total disability, except that any unvested Replacement Awards not held for more than a year from the Replacement Grant Date will be cancelled.

•

All unvested Replacement Awards that have been held for one year at the time of your retirement will immediately vest and become exercisable if you are at least age 60 with five years of service at retirement.

•

If your employment terminates as a result of employment by a successor employer to which we transfer a business operation, all unvested Replacement Awards will continue to vest in accordance with their original vesting schedule, and vested Replacement Awards will expire on the earlier of the original expiration date or five years from the date of termination of employment.

•	If you voluntarily terminate your employment or we terminate your employment for cause, your vested and unvested Replacement Awards will immediately expire upon termination.

•	If your employment is terminated as a result of a layoff, your unvested Replacement Awards will immediately expire upon termination.

•	If your employment is terminated for any other reason, your unvested Replacement Awards will immediately expire upon termination.

Note that Replacement Awards do not begin vesting until the first anniversary of the Replacement Grant Date. Therefore, if your employment is terminated as a result of retirement or layoff before the first anniversary of the Replacement Grant Date, all of your Replacement Awards will be forfeited pursuant to the terms discussed above.

In the event of a change in control in which the successor entity fails to assume your Replacement Awards, the Replacement Awards will fully vest and will be distributed or paid to you following the change in control and will terminate thereafter. In the event the successor entity assumes your Replacement Awards but your employment is terminated without cause or for good reason within one year of the change in control, your unvested Replacement Awards will fully vest and will be distributed or paid to you following your employment termination and will terminate thereafter.

The terms and conditions of your Eligible Options and SARs are set forth in the award agreements and the Omnibus Plan under which they were granted.

NOTHING IN THIS OFFERING MEMORANDUM SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF GENWORTH. THE TERMS OF YOUR EMPLOYMENT WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL REMAIN IN OUR EMPLOY UNTIL THE REPLACEMENT GRANT DATE OR THEREAFTER.

IF YOU EXCHANGE ELIGIBLE OPTIONS AND SARS FOR REPLACEMENT AWARDS AND YOU CEASE TO BE AN EMPLOYEE OF GENWORTH FOR REASONS OTHER THAN DEATH, DISABILITY, BUSINESS DISPOSITION OR RETIREMENT BEFORE THE REPLACEMENT AWARDS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR REPLACEMENT AWARDS.

Omnibus Plan

The following is a summary of the principal terms of the Omnibus Plan. The summary is qualified in its entirety by reference to the Omnibus Plan. The full text of the Omnibus Plan is filed as Appendix C to Genworth’s proxy statement for the 2005 Annual Meeting of Stockholders, the First Amendment to the Omnibus Plan is filed as Exhibit 10.1 to Genworth’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and the Second Amendment to the Omnibus Plan is filed as Exhibit 10.1 to Genworth’s Form 8-K filed with the SEC on May 18, 2009.

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Purpose. The purpose of the Omnibus Plan is to promote the interests of Genworth and its stockholders by strengthening the ability of Genworth and its affiliates to attract, motivate, reward and retain qualified individuals and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of Genworth.

•	Awards. Available awards under the Omnibus Plan include stock options, SARs, restricted stock and restricted stock units, non-employee director awards and other stock and cash-based awards.

•	Effective Date and Term. The Omnibus Plan became effective prior to the completion of our IPO in 2004 and authorizes the granting of awards for a term of up to 10 years.

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Administration. The Omnibus Plan generally is administered by Genworth’s Management Development and Compensation Committee, which we refer to as the Compensation Committee, although non-employee director awards are administered by our Board of Directors. The Compensation Committee is able to select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by such awards, set the terms and conditions of such awards (including any terms and conditions relating to a change of control of Genworth) and cancel, suspend and amend awards. The Compensation Committee’s determinations and interpretations under the Omnibus Plan are binding on all interested parties.

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Eligibility. Awards under the Omnibus Plan may be granted to employees, non-employee directors and other individuals providing services to Genworth and its affiliates. Currently, Genworth has approximately 6,000 employees and non-employee directors that are eligible to participate in the Omnibus Plan.

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Number of Shares Available for Issuance. Subject to adjustment for anti-dilution as described in the Omnibus Plan, 38,000,000 shares of common stock (including authorized and unissued shares and treasury shares) were originally authorized and available for issuance pursuant to the grant or exercise of awards under the Omnibus Plan. If any shares subject to any award under the Omnibus Plan are forfeited, or if any such award terminates or is settled without the delivery of shares, the shares previously used or reserved for such awards will be available for future awards under the Omnibus Plan.

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Option and SAR Awards. The exercise price per share of common stock purchasable under any stock option and the grant price of any SAR will be not less than 100% of the fair market value of the stock or other security on the date of the grant of such option or SAR granted under the Omnibus Plan. It is intended that, under the Omnibus Plan, any exercise or purchase price may be paid in cash or, if permitted by the Compensation Committee, by surrender of shares. The maximum number of our shares of common stock with respect to which stock options or SARs may be granted or measured to any participant in a calendar year is 5,000,000 shares.

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Stock Options. A participant granted a stock option will be entitled to purchase a specified number of shares of our common stock during a specified term at a fixed price, affording the participant an opportunity to benefit from the appreciation in the market price of our common stock from the date of grant.

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SARs. A participant granted a SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a share of our common stock over the grant price of the SAR in cash, our common stock, a combination thereof or any other manner approved by the Compensation Committee in its sole discretion.

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Change of Control. The Omnibus Plan provides that, unless the Compensation Committee determines otherwise or unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or stock exchange on which shares of our common stock are listed, in the event of a change of control (as defined in the Omnibus Plan) in which a successor entity fails to assume and maintain awards under the Omnibus Plan, awards, the vesting of which depends upon a participant’s continuation of service for a period of time, will fully vest as of the effective date of the change of control, will be distributed or paid to the participant and will thereafter terminate.

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Amendment and Termination. The Omnibus Plan may be amended or terminated by our Board of Directors at any time, subject to certain limitations, and the awards granted under the Omnibus Plan may be amended or terminated by the Compensation Committee at any time, provided that no such action may, without a participant’s written consent, adversely affect in any material way any previously granted award, and no amendment that would require stockholder approval under applicable law may become effective without stockholder approval.

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Equity Exchange Program. On March 19, 2009, our Board of Directors authorized, and on May 13, 2009, our stockholders approved, an amendment to the Omnibus Plan to expressly permit Genworth to implement a one-time, value-for-value equity exchange program. The exchange offer that is the subject of this offering memorandum is being made pursuant to such amendment to the Omnibus Plan.

Information Concerning Us; Financial Information

Information Concerning Us

Genworth is a leading financial security company dedicated to providing insurance, wealth management, investment and financial solutions to more than 15 million customers, with a presence in more than 25 countries. Genworth was incorporated in Delaware in 2003 in preparation for an IPO of Genworth common stock, which was completed on May 28, 2004. We are headquartered in Richmond, Virginia and have approximately 6,000 employees.

As a financial security company, we are dedicated to helping meet the homeownership, life security, wealth management and retirement security needs of our customers. We enable homeownership in the U.S. and internationally through the use of our mortgage insurance products that allow people to purchase homes with low down payments while protecting lenders against the risk of default. Through our homeownership education and assistance programs, we also help people keep their homes when they experience financial difficulties. We help individuals accumulate and build wealth for financial security in the U.S. with our wealth management products that include financial planning services and managed accounts. Our life security offerings support and protect people during unexpected events. These life security products and services include our payment protection coverages in Europe, Canada and Mexico; and in the U.S., term and universal life insurance, as well as care coordination and wellness services. We help people achieve financial goals and independence by providing retirement security offerings. In the U.S., retirement security products include various types of annuity and guaranteed retirement income products, as well as individual and group long-term care insurance and Medicare supplement insurance. Across all of our businesses, we differentiate through product innovation and by providing valued services such as education and training, wellness programs, support services and technology linked to our insurance, investment and financial products that address both consumer and distributor needs. In doing so, we strive to be easy to do business with and help our business partners grow more effectively.

On July 7, 2009, Genworth completed a sale of a minority stake in its Canadian mortgage insurance operations through an initial public offering of common shares of its indirect subsidiary, Genworth MI Canada Inc. For more information regarding this transaction, please see the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2009.

The mailing address of our principle executive offices is 6620 West Broad Street, Richmond, Virginia 23230, and our telephone number at that location is (804) 281-6000. Our website address is www.genworth.com. The information on our website does not constitute part of this offering memorandum.

Financial Information

We have presented below a summary of our consolidated financial data. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, both of which are incorporated herein by reference. In addition, the summary consolidated financial data should be read in conjunction with our Current Report on Form 8-K filed with the SEC on July 10, 2009, which includes pro forma condensed consolidated financial statements to reflect the initial public offering of our Canadian Subsidiary referred to above, and is incorporated herein by reference. The selected consolidated statements of income information for the fiscal years ended December 31, 2008 and 2007 and the selected consolidated balance sheet information as of December 31, 2008 and 2007 are derived from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for the year ended December 31, 2008. The selected consolidated statements of income information for the three months ended March 31, 2009 and 2008 and the selected consolidated balance sheet information as of March 31, 2009 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Our interim results are not necessarily indicative of results for the full fiscal year and our historical results are not necessarily indicative of the results to be expected in any future period.

	Years Ended		Three Months Ended
	December 31, 2008	December 31, 2007	March 31, 2009	March 31, 2008
			(unaudited)
	(in millions, except per share data)
Consolidated Statements of Income Information:
Revenues	$9,948	$11,125	$1,734	$2,753
Benefits and expenses	$10,890	$9,519	$2,567	$2,589
Income (loss) from continuing operations before income taxes and cumulative effect of accounting change	$(942)	$1,606	$(833)	$164
Net income (loss)	$(572)	$1,220	$(469)	$116
Earnings (loss) from continuing operations per common share:
Basic	$(1.32)	$2.62	$(1.08)	$0.27
Diluted	$(1.32)	$2.58	$(1.08)	$0.27
Earnings (loss) per common share:
Basic	$(1.32)	$2.77	$(1.08)	$0.27
Diluted	$(1.32)	$2.73	$(1.08)	$0.27
Weighted-average common shares outstanding:
Basic	433.2	439.7	433.2	433.6
Diluted	433.2	447.6	433.2	436.8

	As of		As of
	December 31, 2008	December 31, 2007	March 31, 2009
			(unaudited)
	(in millions)
Consolidated Balance Sheet Information:
Total investments	$60,612	$70,800	$57,485
All other assets	$46,777	$43,515	$46,660
Total assets	$107,389	$114,315	$104,145
Policyholder liabilities	$73,291	$72,977	$72,256
Non-recourse funding obligations	$3,455	$3,455	$3,443
Short-term borrowings	$1,133	$200	$930
Long-term borrowings	$4,261	$3,903	$4,131
All other liabilities	$16,323	$20,302	$15,156
Total liabilities	$98,463	$100,837	$95,916
Total stockholders’ equity	$8,926	$13,478	$8,229

Ratio of Income to Fixed Charges. Our ratio of income (loss) to fixed charges including interest credited to investment contractholders for the fiscal year ended December 31, 2007 was 1.78 (4.24 excluding interest credited to investment contractholders); 0.47 for the fiscal year ended December 31, 2008 ((0.93) excluding interest credited to investment contractholders); and (1.22) for the three months ended March 31, 2009 ((7.33) excluding interest credited to investment contractholders).

Book Value per Common Share. Our book value per common share as of our most recent balance sheet dated March 31, 2009 was $19.00.

Additional Information. For more information about us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and our other filings made with the SEC. We recommend that you review materials that we have filed with the SEC before making a decision as to whether or not to tender your Eligible Options and SARs. We will also provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See “This Exchange Offer – Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review such reports.

Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities

The following table sets forth, as of June 30, 2009, the total number and percentage ownership of Eligible Options and SARs held by each of our executive officers and directors, based on the total number of Eligible Options and SARs.

As indicated in the table, our named executive officers and members of our Board of Directors are not eligible to participate in the exchange offer. Our “named executive officers” are our Chief Executive Officer and Chief Financial Officer, as well as our three other mostly highly compensated officers. Our other executive officers are eligible to participate in the exchange offer. If any of our other executive officers participate in the exchange offer, the cancellation of their Eligible Options and SARs and the grant of their Replacement Awards will be reportable by the executive officers under Section 16(a) of the Exchange Act, but such transactions will be exempt from the “short-swing” profit provisions of Section 16(b) of the Exchange Act, and therefore will not be “matchable” with any other non-exempt transactions.

As of June 30, 2009, our current executive officers and members of our Board of Directors (19 persons) as a group beneficially owned 1,091,350 Eligible Options and SARs, which represented approximately 11.0% of the Eligible Options and SARs outstanding as of that date.

The address of each director and executive officer listed below is c/o Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230.

Name	Position	Number of Shares Covered by Eligible Options and SARs (#)	Percentage of Total Eligible Options and SARs (%)
Michael D. Fraizer *	Chairman of the Board, President and Chief Executive Officer	N/A	N/A
Patrick B. Kelleher *	Senior Vice President—Chief Financial Officer	N/A	N/A
Thomas H. Mann *	Executive Vice President—Genworth	N/A	N/A
Pamela S. Schutz *	Executive Vice President—Genworth	N/A	N/A
Leon E. Roday *	Senior Vice President, General Counsel and Secretary	N/A	N/A
Kevin D. Schneider	Senior Vice President—Genworth	233,200	2.35
Ronald P. Joelson	Senior Vice President—Chief Investment Officer	0	0
Michael S. Laming	Senior Vice President—Human Resources	315,300	3.18
Scott J. McKay	Senior Vice President—Chief Information Officer	370,700	3.74
Joseph J. Pehota	Senior Vice President—Corporate Development	172,150	1.74
Michel G. Perreault	Senior Vice President—Chief Risk Officer	0	0
Frank J. Borelli *	Director	N/A	N/A
Nancy J. Karch *	Director	N/A	N/A
J. Robert Kerrey *	Director	N/A	N/A
Risa J. Lavizzo-Mourey *	Director	N/A	N/A
James A. Parke *	Director	N/A	N/A
James S. Riepe *	Director	N/A	N/A
Barrett A. Toan *	Director	N/A	N/A
Thomas B. Wheeler *	Director	N/A	N/A

*	Not eligible to participate in the exchange offer.

Neither we, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, were engaged in transactions involving stock options or SARs under our Omnibus Plan, or in transactions involving our common stock during the past sixty (60) days before and including July 13, 2009, other than the following:

•	On May 14, 2009, Risa J. Lavizzo-Mourey, a member of our Board of Directors, purchased 10,000 shares of our common stock on the open market at a price of $4.60 per share.

•	On June 1, 2009, Joseph Pehota, our Senior Vice President – Corporate Development, purchased 2,000 shares of our common stock on the open market at a price of $6.38 per share.

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On June 30, 2009, we granted 3,700.848 deferred stock units (“DSUs”) to each of the following directors: Frank J. Borelli, Nancy J. Karch, James S. Riepe, Barrett A. Toan, and Thomas B. Wheeler. The DSUs acquired represent a portion of each director’s retainer fee and the number acquired was based on a price of $6.4850 per share of our common stock. Instead of receiving a cash payment, non-management directors may elect to have their annual retainer paid in DSUs. The DSUs are payable in shares of our common stock beginning one year after termination of service as a director.

Except as otherwise described in this exchange offer or in our filings with the SEC, including our Definitive Proxy Statement filed on Schedule 14A on April 6, 2009, our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, neither we nor, to our knowledge, any of our executive officers, members of our Board of Directors or any person holding a controlling interest in us is a party to any agreement, arrangement or understanding with respect to any of our securities, including but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

Status of Eligible Options and SARs Acquired by Us in This Exchange Offer

Eligible Options and SARs that we accept for exchange pursuant to this exchange offer will be cancelled on the Expiration Date and returned to the pool of shares reserved for grant pursuant to equity awards under the Omnibus Plan.

Accounting Consequences of This Exchange Offer

Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”) requires the measurement and recognition of compensation expense for all share-based payment awards based on estimated fair values.

We estimate the fair value of stock-based payment awards on the date of grant using the Black-Scholes pricing model, which is affected by our common stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected common stock price volatility over the term of the awards, expected term, risk free interest rate and expected dividends.

Under SFAS 123(R), we will recognize the remaining unamortized expense of any awards accepted for tender ratably over the vesting period of the Replacement Awards. We will also have to recognize any incremental compensation expense of the Replacement Awards over the vesting period of the Replacement Awards. The incremental compensation expense is measured as the excess, if any, of the fair value of each Replacement Award on the Replacement Grant Date, over the fair value of the Eligible Options and SARs exchanged, measured immediately prior to the Replacement Grant Date. In the event that any of the Replacement Awards are forfeited prior to their vesting due to termination of employment, any incremental compensation expense for the forfeited Replacement Awards will not have to be recognized.

We structured the exchange offer so that the Replacement Awards will have approximately the same or slightly less fair value as the Eligible Options and SARs surrendered. In addition, the Board of Directors determined that a minimum of three Eligible Options and SARs must be surrendered for each Replacement Award received in exchange. We expect the resulting 3-to-1 ratio to result in little or no incremental compensation expense to us.

Legal Matters; Regulatory Approvals

We are not aware of any material pending or threatened legal actions or proceedings relating to the exchange offer. We are not aware of any margin requirements or anti-trust laws applicable to this exchange offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and SARs and issuance of Replacement Awards as contemplated by this exchange offer or of any approval or other action by any government or governmental, administrative, or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our Replacement Awards as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will use commercially reasonable efforts to seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this exchange offer to accept tendered Eligible Options and SARs for exchange and to issue Replacement Awards for your Eligible Options and SARs would be subject to obtaining any such governmental approval.

Material United States Tax Consequences

The following is a discussion of the material United States federal income tax consequences of the exchange of Eligible Options and SARs and the grant of Replacement Awards pursuant to the exchange offer. This discussion is based on the U.S. Internal Revenue Code (the “Code”), its legislative history, U.S. Treasury Department regulations, and administrative and judicial interpretations as of the date of this exchange offer, all of which may change, possibly on a retroactive basis. This discussion does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all eligible employees. If you are a citizen or resident of, or are otherwise subject to the tax laws of, another country, or change your residence or citizenship during the term of this exchange offer, the information contained in this discussion may not be applicable to you. See Schedule A “A Guide to Tax Issues for Certain Non-U.S. Employees” for more information.

Stock Option and SAR Taxation

The exchange of Eligible Options and SARs for Replacement Awards should be treated as a non-taxable event and no income should be recognized for U.S. federal income tax purposes upon either the cancellation of the Eligible Options and SARs or the grant of the Replacement Awards.

Participants will generally realize ordinary income at the time of exercise of a Replacement Award in an amount equal to the excess of the fair market value of the shares acquired over the exercise (or base) price for those shares. Genworth will be allowed a corresponding federal income tax deduction. Gains or losses subsequently realized by the eligible employee upon disposition of the Replacement Award shares will be treated as capital gains and losses, with the basis in the shares being equal to the fair market value of the shares at the time of exercise.

Tax Withholding

We will have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy local, state, and federal taxes (including employment taxes) required by law to be withheld with respect to any exercise of a Replacement Award.

Material Income Tax Consequences and Certain Other Considerations for Employees Who Reside Outside of the United States

Attached as Schedule A to this offering memorandum are short summaries of the general tax consequences of the exchange offer in the following countries where residents are eligible to participate in the exchange offer: Australia, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom and United States. If you are subject to the tax laws in any of these countries, please see Schedule A for information regarding the tax consequences to you of participating in the exchange offer.

WE ADVISE ALL ELIGIBLE EMPLOYEES WHO MAY CONSIDER EXCHANGING THEIR ELIGIBLE OPTIONS AND SARS TO MEET WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE LOCAL, STATE, FEDERAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THIS EXCHANGE OFFER.

Attached as Schedule B to this offering memorandum are addenda to the exchange offer for eligible employees in the following countries: Australia, Canada, Denmark, France, Germany, Ireland, Italy and Spain. If your primary work location is in one of these countries, please see Schedule B for additional information regarding the exchange offer.

Extension of Exchange Offer; Termination; Amendment

We may, from time to time, extend the period of time during which the exchange offer is open and delay accepting any Eligible Options and SARs tendered to us by disseminating notice of the extension to eligible employees by public announcement, oral or written notice, or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act. If the offering period is extended or amended, we will provide appropriate notice of the extension or amendment, as applicable, and the new Expiration Date, if any, no later than 9:00 a.m., U.S. Eastern Time, on the next business day following the previously scheduled Expiration Date. For purposes of this exchange offer, a “business day” means any day other than a Saturday, Sunday, or United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, U.S. Eastern Time.

We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Date, to terminate or amend the exchange offer upon the occurrence of any of the conditions specified in “This Exchange Offer – Conditions of the Exchange Offer,” by disseminating notice of the termination or amendment to eligible employees by public announcement, oral or written notice or otherwise as permitted by applicable law.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in “This Exchange Offer – Conditions of the Exchange Offer,” has occurred or is deemed by us to have occurred, to amend the exchange offer in any respect prior to the Expiration Date. Any notice of such amendment required pursuant to the exchange offer or applicable law will be disseminated promptly to eligible employees in a manner reasonably designed to inform eligible employees of such change and will be filed with the SEC as an amendment to the Tender Offer Statement on Schedule TO.

If we materially change the terms of this exchange offer or the information concerning this exchange offer, or if we waive a material condition of this exchange offer, we will extend the offering period to the extent required by Rules 13e-4(d)(2) and

13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period during which a tender or exchange offer must remain open following material changes in the terms of or information concerning an exchange offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

In addition, if we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of such action and keep the exchange offer open for at least 10 business days after the date of such notification:

•	we increase or decrease the amount of consideration offered for the Eligible Options and SARs; or

•	we increase or decrease the number of Eligible Options and SARs that may be tendered in the exchange offer.

Fees and Expenses

We will not pay any fees or commissions to any broker, dealer, or other person for soliciting tenders of Eligible Options and SARs pursuant to this exchange offer. You will be responsible for any expenses incurred by you in connection with your election to participate in this exchange offer, including, but not limited to, mail, fax and telephone expenses, as well as any expenses associated with any tax, legal or other advisor consulted or retained by you in connection with this exchange offer.

Additional Information

With respect to this exchange offer, we have filed with the SEC a Tender Offer Statement on Schedule TO, as it may be amended, of which this exchange offer is a part. This exchange offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision as to whether or not to tender your Eligible Options and SARs:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(c)	our Current Reports on Form 8-K filed with the SEC on February 13, 2009, May 18, 2009 and July 10, 2009;

(d)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2009; and

(e)	the description of our common stock contained in our Registration Statement on Form S-1 under the Securities Act of 1933, as amended (Reg. No. 333-112009), which description is incorporated by reference into the Form 8-A filed with the SEC on May 24, 2004, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

This information is available on the internet at the SEC’s website at www.sec.gov. You may also read and copy this information at the following address: Securities and Exchange Commission, 100 F. St., NE, Room 1580, Washington, D.C. 20549. You can call the SEC at (202) 942-8090 for more information about the public reference room and their copy charges.

We also make available on or through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our website address is www.genworth.com. Information contained on our website is not part of this exchange offer.

We will also provide without charge to each person to whom we deliver a copy of this exchange offer, upon their written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed, between the hours of 9:00 a.m. and 5:00 p.m., U.S. Eastern Time, to:

Genworth Financial, Inc.

Attention: Executive Compensation

6620 West Broad Street

Richmond, Virginia 23230

Telephone: (866) 931-4954

Facsimile: 866-878-0212

compensation@genworth.com

The information about us contained in this exchange offer should be read together with the information contained in the documents to which we have referred you.

Miscellaneous

We are not aware of any jurisdiction where the making of this exchange offer violates applicable law. If we become aware of any jurisdiction where the making of this exchange offer violates applicable law, we will make a commercially reasonable good faith effort to comply with such law. If, after such commercially reasonable good faith effort, we cannot comply with such law, this exchange offer will not be made to, nor will tenders be accepted from or on behalf of, eligible employees residing in such jurisdiction.

This exchange offer and our SEC reports referred to above include forward-looking statements. These forward-looking statements involve risks and uncertainties, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (although we note that forward-looking statements made in connection with this exchange offer are not subject to the safe harbors created under the Exchange Act), that could cause actual results to differ materially from those expressed in the forward-looking statement. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved.

We cannot guarantee that, subsequent to the Replacement Grant Date, the per share market price of our common stock will increase to a price that is greater than the exercise price of the Replacement Awards. We encourage you to review the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, before you decide whether to participate in this exchange offer.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS AND SARS PURSUANT TO THIS EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFERING MEMORANDUM OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Genworth Financial, Inc.

July 13, 2009

Schedule A: A Guide to Tax Issues for Certain Non-U.S. Employees

Australia

This guide has been prepared to provide you with a summary of the tax consequences that may result from your decision to participate in the exchange offer from Genworth Financial, Inc. (“Genworth”) pursuant to the document titled “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009. Under the exchange offer, you may elect to voluntarily exchange certain outstanding stock options granted under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended (the “Omnibus Plan”), for a reduced number of replacement stock options to be granted under the Omnibus Plan.

This summary is provided for general informational purposes only and is not intended to be relied on as a complete or definitive description of the applicable tax rules for all stock option holders in Australia.

Further, if you are a citizen or resident of another country for local law purposes, or are subject to tax in a country other than Australia, you may be required to pay tax in such other country and the information contained in this summary may not be applicable to you. Accordingly, you should consult your tax advisor prior to making a decision as to whether to participate in the exchange offer in order to obtain more detailed information related to the tax consequences of participation in the exchange offer, as well as the tax consequences associated with the exercise of your replacement stock options or the subsequent sale of shares acquired from the exercise of your replacement stock options.

Important Note: The Australian Government has announced a major change in the way employee equity-based awards are taxed in Australia. If the changes are implemented as announced, the tax rules will change for ‘qualifying’ awards acquired on or after 1 July 2009. Acquisitions of shares and rights prior to 1 July 2009 will not be affected. A consultation process has commenced. However, the tax treatment of acquisitions of shares and rights after 1 July 2009 can only be determined with certainty after the necessary legislation has been enacted.

Tax Information:

The tax treatment of transactions such as an exchange of stock options for replacement stock options is a complex area. The following is an overview of the likely tax treatment, but there are alternative interpretations of the operation of the tax rules in these circumstances.

This summary also assumes that you did not elect to be taxed at grant on the exchanged stock options and as a result of the disposal of the exchanged stock options, you are subject to income tax on the value of the replacement stock options you receive.

Cancellation of the Exchanged Stock Options

The cancellation of the exchanged stock options under the exchange offer will likely be considered a taxable event in Australia. Please refer to the Grant of the Replacement Stock Options section below.

Grant of the Replacement Stock Options

In Australia, you will likely be subject to income tax and Medicare Levy contributions when the replacement stock options are granted to you.

The disposal of the exchanged stock options would likely be viewed as a disposal of the asset and be subject to income tax, with the gain being the consideration received for the disposal (i.e., the value of the replacement stock options).

The value of the replacement stock options for tax purposes is likely to be determined by a valuation table contained in the tax legislation. Please consult your tax advisor for the determination of the value of your replacement stock options.

Vesting/Exercise of Replacement Stock Options

On the basis that your replacement stock options are treated as a capital asset which you received in exchange for the cancelled stock options, you should not be subject to further income tax or Medicare Levy contributions when the replacement stock options vest or are exercised.

Sale of Shares

A tax liability may arise on the subsequent disposal of shares acquired from exercise of the replacement stock options to the extent such shares are sold at a gain. You will be responsible for paying any such tax due and for ensuring that any sale by you of Genworth common stock is reported to the tax authorities as required by local legislation.

The taxable gain in these circumstances should be the net sales proceeds of the shares, less the shares’ cost base. The cost base is the amount subject to tax on grant of the replacement stock options, plus the exercise price paid to exercise the replacement stock options.

If the shares are held for less than twelve months, the taxable gain should be taxed at progressive income tax rates. If the shares are held for twelve months (not including the dates the shares are acquired and sold), only 50% of the gain (after deducting any available capital losses) should be taxed at progressive income tax rates.

If the shares are sold at a loss, you should consult with your personal tax advisor to determine the tax treatment in your particular circumstance.

Withholding and Reporting

Your employer should not be required to report nor withhold income tax and Medicare Levy as a result of the grant of your replacement stock options. You are responsible for reporting your income on your personal income tax return and paying any taxes resulting from the grant of your replacement stock options.

This summary applies to the following countries: Canada, Finland, France, Germany, Greece, Ireland, Italy, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom (Unapproved Options)

This guide has been prepared to provide you with a summary of the tax consequences that may result from your decision to participate in the exchange offer from Genworth Financial, Inc. (“Genworth”) pursuant to the document titled “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009. Under the exchange offer, you may elect to voluntarily exchange certain outstanding stock options granted under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended (the “Omnibus Plan”), for replacement stock options to be granted under the Omnibus Plan.

This summary is not intended to be country-specific. Rather, it is provided for general informational purposes only and is not intended to be relied on as a complete or definitive description of the applicable tax rules for all stock option holders in your country.

Further, if you are a citizen or resident of another country for local law purposes, or are subject to tax in a country other than your home country, you may be required to pay tax in such other country and the information contained in this summary may not be applicable to you. Accordingly, you should consult your tax advisor prior to making a decision as to whether to participate in the exchange offer in order to obtain more detailed information related to the tax consequences of participation in the exchange offer, as well as the tax consequences associated with the exercise of your replacement stock options or the subsequent sale of shares acquired from the exercise of your replacement stock options.

Tax Information:

Cancellation of the Exchanged Stock Options

The cancellation of the exchanged stock options under the exchange offer should not be considered a taxable event or result in any tax liability to you in your country.

Grant of the Replacement Stock Options

The grant of the replacement stock options under the exchange offer should not be considered a taxable event or result in any tax liability to you in your country.

Exercise of Replacement Stock Options

Depending on the rules in your country, you will be subject to income tax and/or social insurance contributions (to the extent you have not exceeded the contribution ceilings, where applicable) when you exercise your replacement stock options. Other than in Germany and Italy, the taxable amount should be based on the difference (or spread) between the fair market value (“FMV”) of the shares on the date of the exercise and the exercise price. Germany and Italy have country-specific definitions of FMV, which should be considered when determining the taxable amount.

Sale of Shares

A tax liability may arise on the subsequent disposal of shares acquired upon exercise of the replacement stock options to the extent such shares are sold at a gain. You will be responsible for paying any such tax due and for ensuring that any sale by you of Genworth common stock is reported to the tax authorities as required by local legislation.

If the shares are sold at a loss, you should consult with your personal tax advisor to determine the tax treatment in your particular circumstance.

Withholding and Reporting

Depending on the rules in your country, your employer may be required to report the details of your replacement stock options to the local tax authorities and to withhold income tax and/or social insurance contributions (to the extent that you have not exceeded the contribution ceilings, where applicable) when you exercise the replacement stock options.

If your actual tax liability exceeds the amount withheld, where applicable, it is your responsibility to pay the additional tax due as a result of the exercise of the replacement stock options.

Denmark

This guide has been prepared to provide you with a summary of the tax consequences that may result from your decision to participate in the exchange offer from Genworth Financial, Inc. (“Genworth”) pursuant to the document titled “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009. Under the exchange offer, you may elect to voluntarily exchange certain outstanding stock options granted under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended (the “Omnibus Plan”), for a reduced number of replacement stock options to be granted under the Omnibus Plan.

This summary is provided for general informational purposes only and is not intended to be relied on as a complete or definitive description of the applicable tax rules for all stock option holders in your country.

Further, if you are a citizen or resident of another country for local law purposes, or are subject to tax in a country other than Denmark, you may be required to pay tax in such other country and the information contained in this summary may not be applicable to you. Accordingly, you should consult your tax advisor prior to making a decision as to whether to participate in the exchange offer in order to obtain more detailed information related to the tax consequences of participation in the exchange offer, as well as the tax consequences associated with the exercise of your replacement stock options or the subsequent sale of shares acquired from the exercise of your replacement stock options.

Tax Information:

There is no official guidance which provides certainty with respect to the tax consequences related to the exchange of stock options for replacement stock options in Denmark. The tax consequences below are based on the following assumptions:

•	Taxation at the time of grant of the replacement stock options will be based on the value of the exchanged stock options.

•	The fair market value of the exchanged stock options is equal to or higher than the fair market value of the replacement stock options.

It is strongly recommended that you consult your tax advisor to discuss the tax consequences applicable to your specific situation.

Cancellation of the Exchanged Stock Options

The cancellation of the exchanged stock options under the exchange offer will likely be considered a taxable event in Denmark. In this situation, a valuation under the Black-Scholes valuation model should be performed to determine the taxable value for the cancelled stock options. You will be subject to income tax and social security on the value determined.

Grant of the Replacement Stock Options

The grant of replacement stock options should not be subject to taxation. Since the replacement stock options have a value at grant that is not higher than the value of the exchanged stock options, the replacement stock options will likely be treated as acquired at fair market value.

Exercise of Replacement Stock Options

You will not be subject to tax at the time of exercise of the replacement stock options.

Sale of Shares

A tax liability may arise on the subsequent disposal of the shares acquired upon exercise of the replacement stock options to the extent such shares are sold at a gain. You will be responsible for paying any such tax due and for ensuring that any sale by you of Genworth common stock is reported to the tax authorities as required by local legislation. It is recommended that you pay this tax before December 31st in the year of the taxable event in order to avoid interest and surcharges on underpayment of taxes.

The taxable amount is the difference between the sale proceeds and the cost basis of the shares. The cost basis for the shares acquired through the replacement stock options is likely the value determined for the exchanged stock options at the time of cancellation.

The cost basis for purposes of calculating the capital gain subject to capital gains tax, at the time the shares are sold, is the weighted average of the cost of all identical shares held on the date of sale (irrespective of the date the shares were acquired).

The capital gain will be considered share income. For listed shares acquired after January 1, 2006 and sold on or after January 1, 2009, share income (including dividends) up to DKK 48,300 (96,600 for married couples) is taxed at a rate of 28%. Share income between DKK 48,300 (96,600 for married couples) and DKK 106,100 (DKK 212,200 for married couples) is taxed at a rate of 43%. Share income exceeding DKK 106,100 (DKK 212,200 for married couples) is taxed at a rate of 45%.

The tax rates of 45% and 43% will be reduced to 42% as of 2010. The tax rate of 28% will be reduced to 27% as of 2012.

If the shares are sold at a loss, you should consult with your personal tax advisor to determine the tax treatment in your particular circumstance.

Withholding and Reporting

Your employer is not required to withhold income tax or social security contributions at the time that replacement stock options are granted or exercised. However, your employer is required to report the taxable income recognized by the cancellation of the exchanged stock options, at the time the replacement stock options are granted.

You will be responsible for directly paying any income tax and social security contributions resulting from the cancellation of the exchanged stock options. It is recommended that you pay this tax before December 31st in the year of the taxable event in order to avoid interest and surcharges on underpayment of taxes.

United Kingdom (Approved Options)

This guide has been prepared to provide you with a summary of the tax consequences that may result from your decision to participate in the exchange offer from Genworth Financial, Inc. (“Genworth”) pursuant to the document titled “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009. Under the exchange offer, you may elect to voluntarily exchange certain outstanding approved options granted under the UK HMRC Approved Company Share Option Plan, a subplan of the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended (the “Omnibus Plan”), for unapproved replacement options to be granted under the Omnibus Plan.

This summary is provided for general informational purposes only and is not intended to be relied on as a complete or definitive description of the applicable tax rules for all option holders in the United Kingdom (“UK”).

Further, if you are a citizen or resident of another country for local law purposes, or are subject to tax in a country other than the UK, you may be required to pay tax in such other country and the information contained in this summary may not be applicable to you. Accordingly, you should consult your tax advisor prior to making a decision as to whether to participate in the exchange offer in order to obtain more detailed information related to the tax consequences of participation in the exchange offer, as well as the tax consequences associated with the exercise of your replacement stock options or the subsequent sale of shares acquired from the exercise of your unapproved replacement options.

Tax Information:

Cancellation of the Exchanged Options

The cancellation of the exchanged approved options under the exchange offer should not be considered a taxable event in the UK. However, please refer to the Grant of the Replacement Options section below.

Grant of the Replacement Options

The grant of the replacement options under the exchange offer should not be considered a taxable event in the UK. However, the replacement options will not qualify for the “approved option” status and will be treated as “unapproved options”.

Exercise of Replacement Options

You will be subject to income tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price.

Upon the exercise of the replacement options, you will also be subject to the employees’ portion of National Insurance Contributions (“NIC”) on such spread. With effect from 6 April 2009, employees’ NIC are payable at the rate of 11% up to £43,875, the upper earnings limit for employees’ NIC purposes. In addition, 1% NIC will apply on all earnings in excess of the upper earnings limit.

Your employer will be responsible for tax withholding under the Pay As You Earn system in relation to the tax due on the gain realized upon exercise of the replacement options and, therefore, for paying the income tax withheld to HM Revenue & Customs (“HMRC”) on your behalf. Your employer will inform you of how it intends to recoup from you the income tax that it pays on your behalf. If you fail to pay to your employer the income tax due (less any net pay your employer may have held on your behalf at the time it remitted the tax to HMRC) within 90 days of the date of exercise of your replacement options, you may be deemed to have received further taxable earnings equal to that amount. This will give rise to a further income tax and NIC charge.

Sale of Shares

A tax liability may arise on the subsequent disposal of shares acquired upon exercise of the replacement options to the extent such shares are sold at a gain. You will be responsible for paying any such tax due and for ensuring that any sale by you of Genworth common stock is reported to the tax authorities as required by local legislation.

The taxable amount will be equal to the difference between the sale proceeds and the base cost of the shares which will be equal to the fair market value of the stock on the date of exercise. You will be responsible for paying any such tax due and ensuring that any sale by you of Genworth common stock is reported to the tax authorities as required by local legislation.

As of 6 April 2008, all capital gains on the disposition of shares are subject to a current “flat” capital gains tax of 18%, irrespective of the length of ownership of the shares. Of the capital gains realized in 2009/10, the first £10,100 is exempt from such tax.

If the shares are sold at a loss, you should consult with your personal tax advisor to determine the tax treatment in your particular circumstance.

Withholding and Reporting

Your employer is required to withhold and report income tax and NIC at the time you exercise the replacement options.

If your actual tax liability exceeds the amount withheld, you will be responsible for paying the difference to HMRC through your annual personal tax return. You may also be required to report the exercise of your replacement options and the subsequent disposal of your shares on your annual UK tax return.

Schedule B: Addenda to the Offering Memorandum for Certain Non-U.S. Employees

Australia

This addendum to the “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009 (the “Offering Memorandum”) has been approved by Genworth and includes additional terms that will apply to each eligible employee who participates in the exchange offer by accepting a Replacement Award and:

(a)	is a resident of Australia; or

(b)	receives the exchange offer in Australia.

Capitalized terms used but not defined herein shall have the same meaning assigned to them in the Offering Memorandum.

Notwithstanding anything contained in the Offering Memorandum or any election forms or explanatory materials provided by Genworth, and to the extent required by the Corporations Act 2001 (Cth), the undertaking contained in this addendum will apply to all offers to purchase stock (i.e., by exercising stock options granted as Replacement Awards pursuant to the terms of the Offering Memorandum) made to employees other than those offers to which the disclosure requirements of Chapter 6D of the Corporations Act 2001 (Cth) do not apply.

1.	Purchase Price

The exercise (or base) price per share of the Replacement Awards will be equal to the closing price per share of Genworth common stock, as reported on the New York Stock Exchange, on the Replacement Grant Date (which is envisaged to be August 19, 2009).

2.	Undertaking to provide update on request

Within a reasonable period of a request by an employee, Genworth or a subsidiary of Genworth will provide to the employee:

(a) the current market price of shares of Genworth common stock at that date, expressed in Australian dollars; and

(b) the exercise price per share of the Replacement Awards, expressed in Australian dollars.

3.	Requests to be in writing

All requests for the current market price of Genworth common stock or the exercise price of the Replacement Awards by an employee must be made by email to: Compensation@Genworth.com.

4.	Actual Purchase Price

The actual purchase price the employee will pay for Genworth common stock will differ from these quoted prices, as it will depend on the published Australian/United States dollar exchange rate at the purchase date.

5.	General advice

Any advice given by Genworth in connection with the exchange offer under the Offering Memorandum is general advice only and employees should obtain their own financial advice by a qualified person who is licensed by the Australian Securities and Investment Commission to give that advice.

Denmark

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK

EMPLOYER STATEMENT

If Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”) applies to your stock option grant under the exchange offer pursuant to the “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009 (the “Offering Memorandum”), you are entitled to receive the following information regarding Genworth’s offer in a separate written statement.

Genworth is offering the opportunity to exchange certain outstanding stock options and stock appreciation rights, or SARs, awarded in the past under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended (the “ Omnibus Plan”), for a reduced number of stock options and SARs having an exercise (or base) price equal to the closing price of Genworth common stock, as reported on the New York Stock Exchange, on the date of grant. Eligible Options and SARs are outstanding stock options and SARs awarded by the Company under the Omnibus Plan that (i) have an exercise (or base) price that is greater than the fifty-two week high closing price of Genworth common stock as of August 18, 2009 (and not below $19.50), (ii) were not granted within 12 months of August 18, 2009, and (iii) are not “conversion awards” granted by Genworth’s former parent prior to Genworth’s initial public offering and converted into Genworth awards. The stock options and SARs issued pursuant to the exchange offer that replace your Eligible Options and SARs, as defined and further described in the Offering Memorandum, are referred to as “Replacement Awards.” Replacement Awards will be subject to the terms and conditions of the Omnibus Plan and a new award agreement between you and Genworth.

The exchange offer commenced on July 13, 2009. The grant date of the Replacement Awards pursuant to the exchange offer is expected to be August 19, 2009.

This statement contains only the information mentioned in the Act while the other terms and conditions of your stock option grant are described in detail in the Omnibus Plan, an award agreement and the Offering Memorandum, which have been provided to you.

1.	Time of grant of right to purchase stock

The grant date for your Replacement Awards is expected to be August 19, 2009.

2.	Eligibility to participate in the exchange offer

Certain individuals employed by Genworth or one of its subsidiaries as of July 13, 2009, other than Genworth’s named executive officers and members of the Board of Directors, who hold one or more Eligible Options and SARs and who remain employed by Genworth as of August 18, 2009 will be eligible to participate in the exchange offer.

3.	Exercise time

Replacement Awards will maintain the original term (or expiration date) of the Eligible Options and SARs for which they were exchanged. Replacement Awards will differ from those Eligible Options and SARs as follows:

-	Replacement Awards will be unvested on August 19, 2009, regardless of whether or not the surrendered awards were vested. Replacement Awards will vest, subject to continued employment, over a three or four year period as follows:

1.	Replacement Awards received in exchange for Eligible Options and SARs granted less than 24 months prior to August 19, 2009 will vest in four equal annual instalments from August 19, 2009.

2.	Replacement Awards received in exchange for Eligible Options and SARs granted more than 24 months prior to August 19, 2009 will vest in three equal annual instalments from August 19, 2009.

4.	Exercise price

The exercise (or base) price per share for the Replacement Awards will be equal to the closing price per share of Genworth common stock, as reported on the New York Stock Exchange, on August 19, 2009.

5.	Your rights upon termination

If you are leaving the Company either due to your own notice of termination or the Company’s termination of the employment relationship, your legal status will be governed by Sections 4 and 5 of the Stock Option Act, unless the terms and conditions contained in the Omnibus Plan or your award agreement are more favorable to you.

The terms and conditions contained in the Stock Option Act imply:

If you resign from your position in the Company by serving notice of termination, your right to exercise granted stock options will lapse. However, stock options for which the exercise period has commenced before your resignation may be exercised until the date of your resignation. Your right to grants after your resignation will also lapse.

If you resign from your position in the Company due to the Company’s notice of termination which is not a result of your breach of contract, you will keep the right to all granted stock options, irrespective whether the exercise time has commenced before you leave the Company. The same applies to the cases described in Section 4 (2) of the Stock Option Act (retirement due to age/pensioning) and Section 4 (3) (termination due to the Company’s gross breach of contract). You will also receive a pro-rata share of grants of stock options - having regard to the length of your employment during the preceding financial year - at the next grant of stock options following the date of expiry of the notice period, which you would have received had you still been employed on the date of grant.

If you resign from your position due to the Company’s notice of termination as a result of your breach of contract, or due to your being summarily dismissed on legitimate grounds, your right to all granted stock options will lapse as of the date of expiry of the employment relationship. Your right to grants after termination of the employment relationship will also lapse. Stock options for which the exercise period has commenced before the expiry of the period of notice can be exercised until the expiry of the period of notice.

6.	Financial aspects of participating in the exchange offer

The grant of stock options has no immediate financial consequences for you. The value of the options is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stocks will always have financial risks, including economic, tax and business related risks. The possibility of profit at the time of exercise will not only be dependent on the Company’s financial development, but also on the general development on the stock market. In addition, before or after you exercise your options, the shares of Company stock could decrease in value, even below the exercise price. As this offer entails the exchange of certain outstanding stock options and SARs, you may lose the potential benefit of any vested Eligible Options and SARs that you tender in this offer. If the price of Genworth common stock increases after August 18, 2009, your cancelled Eligible Options and SARs might be worth more than the Replacement Awards that you receive in exchange for them.

Date: July 13, 2009

Genworth Financial, Inc.

Richmond, Virginia

U.S.A.

France

This addendum to the “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009 (the “Offering Memorandum”), includes additional terms that will apply to residents of France.

Disclaimer: (i) The Offering Memorandum has not been filed with the AMF and (ii) any public offering of the shares purchased through the exchange offer should be done in accordance with Articles L.411-1, L.411-2, L.412-1, L.621-8, and L.621-8-3 of the French Financial Code (i.e., the French regulations applicable to the public offering of Financial Instruments).

(Note: this is required language by your local regulator. It is not uncommon that securities offers, especially pursuant to employee share plans, have not been prepared in accordance with the Prospectus Directive, because there is an exemption or because the offer does not fall within the scope of the Directive. The AMF, Autorité des Marchés Financiers, is the French supervisory body of the financial markets.)

With regard to your possible obligations (later in time) in case of an exercise of the replacement stock options or a subsequent sale of shares, we hereby inform you as follows:

Residents of France with foreign account balances in excess of EUR 10 million or its equivalent must report monthly to the Bank of France. Residents of France with foreign account transactions in excess of EUR 1 million or its equivalent per month must report monthly to the Bank of France.

Germany

This addendum to the “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009, includes additional terms that will apply to residents of Germany.

With regard to your possible obligations (later in time) in case of an exercise of the replacement stock options or a subsequent sale of shares, we hereby inform you as follows:

Section 59 External Trade Regulations (Außenwirtschaftsverordnung) requires that all cross-border payments exceeding EUR 12,500 made by you, or received by you from foreign individuals or entities, have to be notified to German Central Bank (Deutsche Bundesbank).

If you use a German bank to transfer a cross-border payment in excess of EUR 12,500 in connection with the purchase or sale of Genworth Financial, Inc. common stock, you have to fill out a form and the bank will file the report. It is common practice that after the receipt of a (foreign) payment exceeding EUR 12,500 by a bank account in Germany, the bank notifies you as the account holder and sends you a form with a request to fill out this form and return this form to the bank. After the bank has received the completed form, the bank notifies the German Central Bank of the payment.

Furthermore, section 62 External Trade Regulations (Außenwirtschaftsverordnung) requires the registration of your claims and liabilities with regard to foreign individuals which exceed EUR 5 million at the end of a calendar month. These claims and liabilities have to be reported by you to the German Central Bank (Deutsche Bundesbank) on a monthly basis.

Ireland

This addendum to the “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009, includes additional terms that will apply to residents of Ireland. All documents related to the exchange offer and/or the grant of the replacement stock options:

•

have not been prepared in accordance with Directive 2003/71/EC on prospectuses or any measures made under that Directive or the laws of Ireland or of any EU Member State or EEA treaty adherent state that implement that Directive or those measures;

•	have not been reviewed, prior to being issued, by any regulatory authority in Ireland or in any other EU Member State or EEA treaty adherent state; and

•	therefore, may not contain all the information required where documents are prepared pursuant to that Directive or those laws.

(Note: this is required language by your local regulator. It is not uncommon that securities offers, especially pursuant to employee share plans, have not been prepared in accordance with the Prospectus Directive, because there is an exemption or because the offer does not fall within the scope of the Directive.)

Italy

This addendum to the “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009, includes additional terms that will apply to residents of Italy. With regard to your possible obligations (later in time) in case of an exercise of the replacement stock options or a subsequent sale of shares, we hereby inform you as follows:

To participate in the exchange offer, you must comply with exchange control regulations in Italy. You are required to declare the transfer of funds outside of Italy with the customs station or post office in a timely manner if the amount transferred is:

1.	In excess of EUR 10,000 or the equivalent amount in U.S. dollars; and

2.	Not delivered by an Italian bank or other authorized intermediary (e.g., personally or by mail).

New Zealand

This addendum to the “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009 (the “Offering Memorandum”), includes additional terms that will apply to residents of New Zealand (as of July 13, 2009). Capitalized terms used but not defined herein shall have the same meaning assigned to them in the Offering Memorandum.

To comply with New Zealand legal requirements we are required to inform you that Genworth may be in possession of information in relation to Genworth that is not publicly available and would be likely to affect materially the price of the securities if it were so disclosed.

Ontario, Canada

This addendum to the “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009 (the “Offering Memorandum”), includes additional terms that will apply to residents of Ontario, Canada. Capitalized terms used but not defined herein shall have the same meaning assigned to them in the Offering Memorandum.

This addendum and the Offering Memorandum are drawn up in English at the express wish of the parties. Ce Contrat ainsi que les documents qui s’y rattachent sont rédigés en anglais à la demande expresse des parties.

By accepting a Replacement Award, you understand that your rights under the Replacement Award will not continue during any notice period following the termination of employment.

Notwithstanding any other provision of the Offering Memorandum, the tendering of shares, whether by actual delivery or attestation, to pay the exercise price for a stock option or to satisfy withholding tax or other payroll amounts that may arise in respect of a stock option shall be prohibited.

Spain

This addendum to the “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards,” dated July 13, 2009 (the “Offering Memorandum”), includes additional terms that will apply to residents of Spain. Capitalized terms used but not defined herein shall have the same meaning assigned to them in the Offering Memorandum.

By accepting a Replacement Award, you acknowledge that: (i) you understand and agree to the terms of the Offering Memorandum; (ii) you consent to participation in the exchange offer; (iii) and you have received a copy of the Offering Memorandum.

You understand that Genworth has unilaterally, gratuitously, and discretionally decided to distribute Replacement Awards under the exchange offer to individuals who may be employees of Genworth or its subsidiaries throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Genworth or any of its subsidiaries presently or in the future. Consequently, you understand that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with Genworth or any of its subsidiaries) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Replacement Awards and underlying shares is unknown and unpredictable. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Replacement Awards shall be null and void and the Offering Memorandum shall not have any effect whatsoever.

If you are a “resident” of Spain and you acquire Genworth common stock under the exchange offer, you will be acquiring foreign securities through a broker not licensed in Spain, and you must comply with an ongoing annual reporting obligation to the General Directorate of Commerce and Investments. You must fulfill your reporting obligation by completing a form D6 by January 31 detailing the number and price of securities purchased during the prior calendar year. A person will generally be considered a resident of Spain if he or she resides in Spain for more than one hundred eighty-three (183) days in one calendar year.

Furthermore, if (i) your investment exceeds EUR 1.502.530,26, (ii) you are a director of the company issuing the shares, or (iii) you hold at least 10% of the share capital of the company, you are obliged to fulfill a reporting obligation by filing a D-6 form within one month of acquiring the stock.

B-10